Exhibit 10.7

DELTA MARKETING SUPPORT AGREEMENT

THIS DELTA MARKETING SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of the 30th day of June, 2003, by and between Delta Air Lines, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 1030 Delta Blvd., Atlanta, Georgia 30320 (“Carrier”), and Worldspan, L.P., a limited partnership organized and existing under the laws of Delaware, having its principal place of business at 300 Galleria Parkway, N.W., Suite 2100, Atlanta, Georgia 30339 (together with its subsidiaries, “Worldspan”).

RECITALS

WHEREAS, NWA Inc. (“NWA”), Carrier, American Airlines, Inc. (“American”), Worldspan and Travel Transaction Processing Corporation (“Buyer”) have entered into a Partnership Interest Purchase Agreement, dated as of March 3, 2003 (the “Purchase Agreement”), pursuant to which NWA, Carrier and American have severally agreed to sell, or cause their Affiliates to sell, all of the partnership interests in Worldspan to Buyer;

WHEREAS, Carrier has substantial knowledge about and contacts in the travel industry generally;

WHEREAS, Worldspan desires that Carrier provide Worldspan with promotional, marketing, sales and other support; and

WHEREAS, Carrier and Worldspan are required to enter into this Agreement as a condition to the obligations of Buyer to consummate the transactions contemplated by the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.        Defined Terms.  For purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms below:

“ACP Partner Airline” means an airline that executes with Worldspan a marketing support agreement that is substantially similar to this Agreement and that provides for the airline’s participation in an incentive program substantially similar to the incentive program provided hereunder; provided, however, that in order for such airline to qualify as an ACP Partner Airline, it must, at minimum, provide to Worldspan, [**].

“Additional Carrier Tickets” has the meaning specified in Section 2.01 H.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person.  For the purpose of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling”, and “controlled” and “under direct or indirect common control with” have meanings correlative to the foregoing.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Air Carrier” means (i) each “air carrier” as that term is defined in Section 40102(a)(2) of the United States Federal Aviation Act of 1958, as amended, and (ii) each “foreign air carrier” as that term is defined in Section 40102(a)(21) of the United States Federal Aviation Act of 1958, as amended.

“Airline Flights” means any of the following:  (a) flight segments operated either (i) under the IATA code designation of Carrier or one of its airline Affiliates, or (ii) under an airline marketing alliance operated under a distinct alliance name or brand (e.g., Global Alliance) in which Carrier or any of its Affiliates participates and which involves an exchange of passenger or cargo traffic, whether operated by Carrier or by any other Air Carrier in such alliance, (b) interline itineraries or (c) codeshare travel involving Carrier or any of its Affiliates, as marketing Air Carrier or operating Air Carrier.

“Annual Carrier Contribution Tickets” has the meaning specified in Section 2.01 H.

“Annual Marketing Plan” means, with respect to any Contract Year or portion thereof, the annual sales plan for the joint marketing by Worldspan and Carrier of the Worldspan System and Trip Manager during such Contract Year or portion thereof, which plan shall include, among other things, the Target Accounts (as defined in Section 2.01 D) and Target Regions (as defined in Section 2.01 D) for such Contract Year.

“Carrier” has the meaning specified in the preamble to this Agreement.

“Carrier Confidential Information” means the terms and conditions of this Agreement and all confidential and proprietary information designated as “Confidential” in writing by any Carrier Party and related to this Agreement.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

“Carrier Parties” means Carrier and its Affiliates and their respective directors, officers, employees, agents and representatives.

“Carrier Tickets” means, collectively, Annual Carrier Contribution Tickets and Additional Carrier Tickets.

“Confidential Information” means, collectively, the Worldspan Confidential Information and the Carrier Confidential Information.

“Contract Year” means each twelve month period commencing on the Effective Date, or any anniversary thereof, during the Term.

“Corporate Direct System” means desktop travel management software offered by a GDS to a Person for use by such Person’s employees to facilitate the booking of their travel transactions.

“Direct Connect Offer” has the meaning specified in Section 5.01A.

“Disputes” has the meaning specified in Section 9.11.

“Effective Date” means July 1, 2003.

“Founder Airline Services Agreement” means the Founder Airline Services Agreement, dated as of the date hereof, between Carrier and Worldspan.

“GDS” means a global distribution system marketed by Worldspan, Sabre, Inc., Pegasus Solutions Inc., Wizcom International, Ltd., Galileo International, LLC, Amadeus Global Travel Distribution, S.A., AXESS, Infini, ABACUS Distribution Systems Pte. Ltd., Travelsky and their respective successors and affiliates; but excluding a Corporate Direct System.

“GDS-Enabled Direct Connect Functionality” means any access to the Products of Carrier and its Affiliates through a GDS, but does not include any IRS-Enabled Direct Connect Functionality.

“Internal Reservations System” means Carrier’s internal reservations system for display or distribution of Product availability for Airline Flights.

“IRS-Enabled Direct Connect Functionality” means any access to the Products of Carrier and its Affiliates (and, only incidental thereto, other travel-related products and services) through Carrier’s Internal Reservations System, which access may include access through a global distribution system, including a GDS, so long as such access only facilitates communications to and from the Internal Reservations System used by Carrier and does not provide any functionality of such global distribution system.

“Joint Promotional Activities” has the meaning specified in Section 2.01 F.

“Liaison” has the meaning specified in Section 2.01 C.

“Master Arbitration Agreement” has the meaning specified in Section 9.11.

“Northwest Marketing Agreement” means the Northwest Marketing Support Agreement, dated as of the date hereof, between Northwest Airlines, Inc. (“Northwest”) and Worldspan.

“Person” means any individual, corporation, partnership, limited partnership, firm, joint venture, association, joint stock company, trust, estate, limited liability company, unincorporated association, government or regulatory body (or any agency or political subdivision thereof) or other entity.

“Products” means fares, schedules and/or inventory related to Airline Flights, excluding cargo.

“Purchase Agreement” has the meaning specified in the Recitals to this Agreement.

“Qualifying Activities” has the meaning specified in Section 2.02.

“Quarter” means each three month period of each Contract Year, with the first Quarter commencing on the Effective Date and ending on the last day of the third month after the Effective Date and each subsequent Quarter beginning on the day immediately following the end of the preceding Quarter.

“Target Accounts” has the meaning specified in Section 2.01 D.

“Target Regions” has the meaning specified in Section 2.01 D.

“Term” has the meaning specified in Section 8.01.

“Territory” means North America and South America.

“Travel Agency” means a Person who has been assigned an account number by the Airline Reporting Corporation or the International Air Transport Association, or both, for the purpose of authorizing such Person to operate as a travel agency.

“Trip Manager” means the Corporate Direct System marketed by Worldspan that is referred to as Trip Manager, including any versions thereof that may be marketed by Worldspan under other names, as such software exists as of the date of this Agreement and as it may be modified hereafter.

“Worldspan” has the meaning specified in the preamble to this Agreement.

“Worldspan Confidential Information” means the terms and conditions of this Agreement and all confidential and proprietary information designated as “Confidential” in writing by Worldspan related to this Agreement.

“Worldspan Parties” means Worldspan and its Affiliates and their respective directors, officers, employees, agents and representatives.

“Worldspan Response” has the meaning specified in Section 5.01A.

“Worldspan System” means the GDS provided by Worldspan.

Section 1.02.        Other Definitional Provisions.  Other capitalized terms used in this Agreement and not defined in Section 1.01 shall have the meanings assigned to such terms elsewhere in this Agreement.

ARTICLE II

MARKETING SUPPORT; INCENTIVE PAYMENTS

Section 2.01.        Marketing Support.  Commencing on the Effective Date and continuing through the remainder of the Term, Carrier shall provide the marketing and promotional support described in this Section 2.01; provided, however, that Carrier shall have no obligation to provide any such support during any Contract Year for which Carrier has not approved an Annual Marketing Plan in accordance with Section 2.01 D.

A.            Joint Sales Calls.  During each Contract Year, Carrier shall conduct joint sales calls with Worldspan to Target Accounts as mutually agreed by Carrier and Worldspan; provided, however, that, in each case, Carrier’s agreement to conduct such calls shall not be unreasonably withheld.

B.            Management Correspondence.  Carrier shall provide to appropriate management personnel at a Target Account correspondence that promotes use of the Worldspan System as mutually agreed by Carrier and Worldspan; provided, however, that, in each case, Carrier’s agreement to provide such correspondence shall not be unreasonably withheld, and a copy of such correspondence shall be provided to Worldspan.

C.            Marketing Liaison.  Carrier shall appoint an individual (the “Liaison”) who, during the Term, shall be responsible for coordinating the management of this Agreement on behalf of Carrier.

D.            Annual Marketing Plans.  [**]

[**]  =   Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**].

E.             Executive Strategy Meetings.  The executive sales teams of each of Carrier and Worldspan shall attend and participate at quarterly executive strategy meetings, which meetings may be in person or, if requested by either Carrier or Worldspan, by telephone or video conference.  Each party shall be responsible for all of its own expenses of participating in such meetings; provided, however, that if requested by Worldspan, up to three (3) such meetings per Contract Year shall be held in person at a location designated by Carrier, in which event all of Carrier’s expenses of participating in such meetings shall be borne by Worldspan.

F.             Sponsorship of Events.

(1)           Carrier and Worldspan shall jointly participate in and sponsor various events, functions and activities (“Joint Promotional Activities”) as mutually agreed by Carrier and Worldspan from time to time.

(2)           In connection with the execution by Carrier or Worldspan of any Joint Promotional Activity, each party shall have a non-exclusive and royalty free license to reasonably use each other’s trade names, trademarks and logos that are reasonably necessary for the execution of such Joint Promotional Activity; provided, however, that the licensee party (x) shall take all reasonable measures to protect the intellectual property and goodwill of the other party, (y) shall not use the other party’s trade names, trademarks or logos unless the specific use of such name, mark or logo has been approved in advance by the licensor party, and (z) shall ensure that each use by the licensee party of the other’s trade name, trademark or logo shall be (A) accompanied by a registration symbol or other symbol as directed by the licensor party and (B) used in accordance with the licensor party’s policies with respect to trade names, trademarks and logos.  Any goodwill to any party arising under the performance of this Agreement shall inure to the benefit of the licensor party.

G.            Carrier Sales Meetings.  Subject to appropriate confidentiality undertakings where applicable, during each Contract Year, two representatives of Worldspan shall have the right to attend any national sales team or national customer meeting of Carrier held during such Contract Year (it is understood and agreed that Carrier is under no obligation to hold any such meetings in any Contract Year).  Carrier shall provide Worldspan with at least five (5) days’ notice prior to each such sales meeting of Carrier.  The location of each such meeting shall be designated by

[**]  =   Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Carrier, and Worldspan shall be responsible for all of its own expenses of participating in such meetings.

H.            Annual Carrier Contribution Tickets.

(1)           [**].

(2)           [**].

(3)           [**].

(4)           [**].

(5)           [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**].

I.              Training Sessions.  Mutually designated employees from Carrier’s sales staff and sales management teams shall attend Worldspan-hosted training sessions at such times and places as mutually agreed by Carrier and Worldspan for the purpose of educating participants as to the terms of the Annual Marketing Plan for the applicable Contract Year.

Section 2.02.        Qualifying Activities.  During each Contract Year, Carrier shall qualify for an incentive payment with respect to any Travel Agency or corporate account under the Annual Marketing Plan if (i) (x) [**] or (y) Carrier performs one of the activities described below during such Contract Year and (ii) such Travel Agency or corporate account contracts or re-contracts with Worldspan to use the Worldspan System or Trip Manager, as the case may be ((i) and (ii) collectively referred to herein as, the “Qualifying Activities”):

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

(A)          [**];

(B)           Carrier [**] to such Travel Agency or corporate account, or Carrier holds a meeting with such Travel Agency or corporate account, at which meeting Carrier [**];

(C)           [**] at Worldspan’s product presentation to such Travel Agency or corporate account;

(D)          [**] and a Worldspan representative has the opportunity to be present;

(E)           Carrier provides to appropriate management personnel of such Travel Agency or corporate account [**]; or

(F)           Following agreement with Worldspan, Carrier provides another means of support for Worldspan’s sales and marketing efforts directed to such Travel Agency or corporate account;

[**].

Section 2.03.        Incentive Payments.

A.            Payments.  All incentive payments earned by Carrier during any given Contract Year shall be paid by Worldspan within sixty (60) days after the end of such Contract Year.

B.            [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

C.            Other Worldspan Marketing Agreements. If, during any Contract Year, Worldspan enters into (i) a marketing support or similar agreement or arrangement with another Air Carrier or (ii) an amendment to any existing marketing support or similar agreement or arrangement with another Air Carrier (including an amendment to the Northwest Marketing Agreement), which agreement contains, or amendment results in, an incentive structure for services [**].

Section 2.04.        Carrier Obligations.  Carrier shall have no obligations under Article II with respect to North America or under Sections 6.03 through 6.05 during any period of any Contract Year in which such provisions are applicable when [**].

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**].

ARTICLE III

EXCLUSIVITY; CONTENT

Section 3.01.        During the Term:

A.            Carrier will not terminate the Participating Carrier Agreement between Worldspan and Carrier for so long as (i) Worldspan continues to comply with the provisions of such Participating Carrier Agreement, and (ii) Carrier has not first effectively terminated for at least five consecutive calendar days the participating carrier agreements with all of the respective GDSs marketed by Sabre, Inc., Galileo International, LLC and Amadeus Global Travel Distribution, unless [**].  In addition, if Carrier has effectively terminated the Participating Carrier Agreement under clause (ii) of the first sentence above (all of the other participating carrier agreements mentioned having been effectively terminated for five days) and Carrier enters into a new participating carrier agreement to replace any participating carrier agreement terminated with reference to clause (ii) above, then the Participating Carrier Agreement will be immediately reinstated if [**].

B.            Irrespective of whether or not an Annual Marketing Plan has been approved by Carrier pursuant to Section 2.01 D, Carrier will not, and will cause each of its Affiliates not to:

(1)           provide in the Territory any of the marketing support described in Article II of this Agreement for any GDS other than the Worldspan System;

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

(2)           provide in the Territory any of the marketing support described in Article II of this Agreement for, or market, endorse or promote in the Territory any Corporate Direct System other than Trip Manager;

(3)           [**]; or

(4)           [**]; provided, however, that, in no event shall Carrier or any of its Affiliates be deemed to be in violation of this Section 3.01B(4) solely by virtue of its performance of any activities in conjunction with any of its airline marketing alliance partners.

C.            Nothing in this Agreement will prevent Carrier from:

(1)           having its products and services displayed or listed in any GDS or any Corporate Direct System;

(2)           authorizing any company that markets a GDS or any Corporate Direct System to use Carrier’s trademarks and tradenames in connection with advertising Carrier’s participation in such GDS or such Corporate Direct System;

(3)           cooperating in the use of a Corporate Direct System other than Trip Manager for a corporate or other customer who chooses to use a different Corporate Direct System in order to access the Worldspan System;

(4)           marketing and distributing Products directly to Travel Agencies, corporate customers and end users subject to Worldspan’s rights in respect of GDS-Enabled Direct Connect Functionality under Article V below;

(5)           performing its obligations or enforcing its rights under any participating carrier agreement now in effect or hereafter entered into by Carrier with a global distribution system that does not conflict with the performance by Carrier of its specific obligations under this Agreement; or

(6)           taking any actions that Carrier deems to be in its best interests, with respect to the governmental regulation of global distribution systems in the United States or around the world, including the submission of written comments or position papers on issues that could prospectively impact the value of this Agreement or its performance favorably or unfavorably, but without implying any modification of Carrier’s obligations under this Agreement to the extent such modifications are not required by laws or regulations in force.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

D.            Carrier will provide for the Worldspan System no less functionality, inventory, inventory controls or information related thereto in any given country than Carrier provides for any other GDS in such country.  In addition, if requested by Worldspan, Carrier shall provide for the Worldspan System all fares that it makes available to another GDS for distribution to all of such other GDS’s subscribers on the same terms and conditions as Carrier makes such fares available to such other GDS.  [**].

ARTICLE IV

[Intentionally Omitted]

ARTICLE V

DIRECT CONNECT

Section 5.01.        Direct Connect Right of First Refusal.

A.            During the Term, if Carrier or any of its Affiliates (i) receives a proposal from any Person to provide GDS-Enabled Direct Connect Functionality to such Person and Carrier or the applicable Affiliate decides to pursue implementation of such proposal or (ii) proposes to provide such GDS-Enabled Direct Connect Functionality itself or through one of its Affiliates to any Person (either, a “Direct Connect Offer”), Carrier shall [**]; provided, however, that Carrier shall have no obligation to [**]. Worldspan shall have [**] days to respond to Carrier (a “Worldspan Response”).

B.            If Worldspan provides a Worldspan Response to such Direct Connect Offer within such [**] period, then, [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**].

C.            Notwithstanding anything contained herein to the contrary, if a GDS offers [**].

D.            Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall prevent or restrict Carrier or any of its Affiliates from establishing [**] in whatever manner and with whatever intermediary, [**], that Carrier or any of its Affiliates may elect from time to time.

Section 5.02.        Equitable Relief.  Carrier acknowledges that the provisions of this Article V are essential for the protection of Worldspan’s legitimate business interests and are fair and reasonable in scope and content, and agrees that an award of money damages shall be inadequate for any breach by it of this Article V and that any such breach shall cause Worldspan irreparable harm.  Accordingly, in addition to any other remedies that may be available at law or in equity, Worldspan shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and Carrier agrees not to oppose the granting of such relief on the basis that Worldspan has an adequate remedy at law.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Section 5.03.        Blue Penciling.  If any law, rule or regulation applicable to global distribution systems, including the GDS’s, or otherwise applicable to the provisions of this Article V is amended, terminated, suspended or otherwise modified rendering any provision contained in this Article V unenforceable for any reason, then such provision shall be deemed to be automatically modified and amended to the extent necessary to render the provision enforceable and such provisions as so modified shall be enforceable against the parties hereto.

ARTICLE VI

CERTAIN TRAVEL PRIVILEGES

Section 6.01.        Former Carrier Employees.  During the Term, but only for so long as an employee remains employed by Worldspan, each Worldspan employee who is a former employee of Carrier and was granted complimentary personal travel privileges on Carrier flights in connection with such employee becoming a Worldspan employee at the time Worldspan was formed (“Former Carrier Employees”), shall be entitled to space-available travel privileges on Carrier flights pursuant to Carrier’s policies with respect to travel privileges for Carrier employees, as in effect from time to time, including policies with respect to the payment of applicable service fees; provided, however, that the type and priority of travel privileges for which such employee shall be entitled shall be based on his or her last employment position with Carrier.  Such employees shall be responsible for the payment of all (i) applicable taxes associated with such travel privileges and (ii) fees applicable to comparable non-Carrier employees who receive travel privileges from Carrier.  Following the expiration or termination of this Agreement, Carrier may, in its sole discretion, continue to provide such Worldspan employees with the travel privileges described under this Section 6.01.

Section 6.02.        Travel Privileges for Worldspan Employees in General.  During the Term, Carrier shall grant to each Worldspan employee the same personal travel privileges on Carrier’s flights granted by Carrier to such employee over the twelve month period immediately prior to the date of the Purchase Agreement, subject to Carrier’s terms, conditions and rules generally applicable to comparable travel privileges (including, without limitation, capacity controls) in effect from time to time.  Such employees shall be responsible for the payment of all (i) applicable taxes associated with such travel privileges and (ii) fees applicable to comparable non-Carrier employees who receive travel privileges from Carrier.

Section 6.03.        Travel Pass.  Subject to Carrier’s terms, conditions and rules generally applicable to comparable travel privileges (including, without limitation, capacity controls) in effect from time to time during the Term, Carrier shall grant to Worldspan one positive-space, class domestic travel PSF and class international travel PSD (both classes with priority behind (i) all dead-head employees of Carrier travelling on business and (ii) all corporate officers of Carrier) or if such pass levels are changed from time to time, the new pass level most closely similar to such pass levels, travel pass for use solely by a single Worldspan executive officer or Worldspan Board member on Carrier’s flights and strictly for pleasure travel.  For the avoidance of doubt, commuting to or from a residence maintained away from Worldspan offices for the purpose of working at that office is considered business travel. If Carrier determines that such privileges have been used for business travel, Carrier may revoke them, without prejudice to all other terms, conditions and rules of Carrier’s travel privileges program which may result in the suspension or loss of such privileges.  Such Worldspan executive officer or Worldspan Board member, as the case may be, shall be responsible for the payment of all applicable service fees and taxes associated with such travel privileges.  Failure to timely make such payments can result in revocation or suspension of travel privileges under Carrier’s rules.

Section 6.04.        Travel Discounts.  During the Term, Carrier shall provide to Worldspan employees discounts for business air travel in accordance with the discount program set forth in Exhibit 6.04.  Such employees shall be responsible for the payment of all applicable taxes associated with such travel discounts.

Section 6.05.        Travel Accounts.  For each Contract Year, Worldspan shall have travel accounts with Carrier pursuant to which each of [**] Worldspan executive officers or Worldspan Board members, as designated by Worldspan at the beginning of each Contract Year, may purchase, at no cost, such number of airplane tickets for Carrier flights [**], subject to availability of seats in the applicable class of service at the time of purchase.  Such Worldspan executive officers or Worldspan Board members, as the case may be, shall be responsible for the payment of all applicable service charges and taxes associated with such travel accounts.

ARTICLE VII

CONFIDENTIALITY

Section 7.01.        Worldspan Confidential Information. During the Term, Worldspan may from time to time disclose Worldspan Confidential Information to the Carrier Parties.  Carrier agrees that it shall hold, and shall cause the Carrier Parties to hold, the Worldspan Confidential Information in strictest confidence, and shall not, and shall not permit the Carrier Parties to, directly or indirectly, use for the benefit of any other Person (other than Carrier Parties) the Worldspan Confidential Information in any manner detrimental to Worldspan or for any purpose other than for the performance of Carrier’s obligations under this Agreement.  The restrictions set forth in this Section 7.01 shall apply to all Worldspan Confidential Information disclosed subsequent to the date of this Agreement and shall continue during the Term and for a period of three (3) years after the termination or expiration of this Agreement.  The obligations of Carrier under this Section 7.01 shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 7.01 or (ii) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority or pursuant to any listing agreement with, or any applicable rule or regulation of, the Securities and Exchange Commission, any United States national securities exchange, any foreign securities exchange or the National Association of Securities Dealers, Inc.; provided, however, that, in any such case, to the extent practicable and not prohibited by law, Carrier shall notify Worldspan as early as reasonably practicable prior to disclosure to allow Worldspan to attempt to take appropriate measures to preserve the confidentiality of such information at the

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

cost of Worldspan.  In addition, notwithstanding anything to the contrary contained herein, Worldspan Confidential Information may be used or disclosed by Carrier and the Carrier Parties (x) as may be necessary to establish or enforce the rights of Carrier under this Agreement, (y) in Carrier’s or its Affiliate’s financial statements (including, without limitation, in the notes or schedules thereto) as Carrier or such Affiliate, as the case may be, may determine in good faith to be necessary so that such financial statements comply with generally accepted accounting principles or any other applicable legal requirements and Carrier or such Affiliate may make (or permit to be made) such disclosure of such financial statements as it may determine in its sole good faith discretion.

Section 7.02.        Carrier Confidential Information.  During the Term, Carrier may from time to time disclose Carrier Confidential Information to the Worldspan Parties.  Worldspan agrees that it shall hold, and shall cause the Worldspan Parties to hold, the Carrier Confidential Information in strictest confidence, and shall not, and shall not permit the Worldspan Parties to, directly or indirectly, use for the benefit of any other Person (other than Worldspan Parties) the Carrier Confidential Information in any manner detrimental to Carrier or for any purpose other than for the performance of Worldspan’s obligations under this Agreement.  The restrictions set forth in this Section 7.02 shall apply to all Carrier Confidential Information disclosed subsequent to the date of this Agreement and shall continue during the Term and for a period of three (3) years after the termination or expiration of this Agreement.  The obligations of Worldspan under this Section 7.02 shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 7.02 or (ii) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority or pursuant to any listing agreement with, or any applicable rule or regulation of, the Securities and Exchange Commission, any United States national securities exchange, any foreign securities exchange or the National Association of Securities Dealers, Inc.; provided, however, that, in any such case, to the extent practicable and not prohibited by law, Worldspan shall notify Carrier as early as reasonably practicable prior to disclosure to allow Carrier to attempt to take appropriate measures to preserve the confidentiality of such information at the cost of Carrier.  In addition, notwithstanding anything to the contrary contained herein, Carrier Confidential Information may be used or disclosed by Worldspan and the Worldspan Parties (x) as may be necessary to establish or enforce the rights of Worldspan under this Agreement, (y) in Worldspan’s or its Affiliate’s financial statements (including, without limitation, in the notes or schedules thereto) as Worldspan or such Affiliate, as the case may be, may determine in good faith to be necessary so that such financial statements comply with generally accepted accounting principles or any other applicable legal requirements and Worldspan or such Affiliate may make (or permit to be made) such disclosure of such financial statements as it may determine in its sole good faith discretion.

Section 7.03.        Equitable Relief.  The parties acknowledge that the provisions of this Article VII are essential for the protection of their respective legitimate business interests and are fair and reasonable in scope and content, and agree that an award of money damages shall be inadequate for any breach of this Article and that any such breach shall cause the non-breaching party irreparable harm.  Accordingly, in addition to any other remedies that may be available at law or in equity, the non-breaching party shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the breaching party agrees not to oppose the granting of such relief on the basis that the non-breaching party has an adequate remedy at law.

ARTICLE VIII

TERM AND TERMINATION

Section 8.01.        Term.  Unless earlier terminated pursuant to Section 8.02, the term of this Agreement shall commence as of the date of this Agreement and shall end on the three (3) year anniversary of the Effective Date (the “Term”).

Section 8.02.        Termination.  This Agreement may be terminated at any time by either party hereto in the event of a material breach of this Agreement by the other party where the non-breaching party has notified the other party in writing of such breach and such breach has not been cured during the 30-day period immediately following the date of such notice of termination, and such termination shall be effective immediately upon the expiration of such 30-day period, provided however, (i) in the event that either party terminates this Agreement due to a breach of any provision of this Agreement other than a provision contained in Article V, all provisions of this Agreement shall terminate except for the provisions contained in Articles V, VIII and IX and (ii) in the event that either party terminates this Agreement due to a breach of a provision contained in Article V, the provisions of Article V shall terminate and the provisions of all other Articles of this Agreement shall remain in full force and effect.

Section 8.03.        Effect of Termination.  Upon termination or expiration of this Agreement, the parties shall have no further rights, liabilities or obligations hereunder or with respect thereto; provided, however, that any obligation which accrued prior to, or which expressly survives, such termination or expiration shall survive (including, without limitation, the obligations, if any, of Carrier under Section 6.01).

ARTICLE IX

MISCELLANEOUS

Section 9.01.        Entire Agreement.  This Agreement and the Exhibits attached hereto set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between such parties with respect to such subject matter.  This Agreement may be amended only by a written instrument executed by all of the parties hereto.

Section 9.02.        Waiver.  The rights and remedies of the parties hereto are cumulative and not alternative.  Neither the failure nor delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

Section 9.03.        Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.  If any provision of this Agreement is determined to be unenforceable, the parties contemplate that this Agreement shall be enforced to the maximum extent, duration or scope permitted by applicable law.  In the event of a change of control of Carrier or its ultimate parent entity, if Carrier or any of its Affiliates are unable to perform any of its or their obligations under this Agreement because such performance would result in a breach by the acquiring party or any of its Affiliates of any of its or their obligations under any agreement to which such acquiring party or such Affiliate is party, Worldspan shall not be entitled to equitable relief (including injunctive relief and specific performance) but shall only be entitled to seek money damages in connection therewith.

Section 9.04.        Headings; Construction.  The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Article”, “Articles”, “Section”, “Sections”, “Exhibit” or “Exhibits” refer to the corresponding Article, Articles, Section, Sections, Exhibit or Exhibits of this Agreement unless otherwise specified.  The words “hereof,” herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms not otherwise defined herein shall have the meaning commonly ascribed thereto in the travel industry.

Section 9.05.        Governing Law.  This Agreement will be governed by (a) the laws of New York, without giving effect to choice of law principles, and (b) to the extent controlling, applicable federal laws of the United States of America.  Notwithstanding any other provision of this Agreement, each provision of this Agreement shall be subject to, and shall not impose any obligation or liability on any party hereto that could reasonably be interpreted as in violation of or otherwise inconsistent with, applicable law.

Section 9.06.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

Section 9.07.        Relationship; Warranties.  None of the Carrier Parties is or shall be considered the agent of Worldspan or have any power to bind Worldspan.  None of the Worldspan Parties is or shall be considered the agent of Carrier or have any power to bind Carrier.  Carrier shall not, and shall not permit any of the Carrier Parties to, make any representations, warranties or claims with respect to Worldspan or any of the products, functionalities or services offered by Worldspan except as authorized by Worldspan in writing.

Section 9.08.        Assignment.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by or against the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign this Agreement or any of its rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party hereto.  Notwithstanding the foregoing, Worldspan may assign any of its rights or obligations hereunder (other than its rights and obligations under Article VI) in whole or in part to any Affiliate of Worldspan and may collaterally assign its rights hereunder (other than its rights under Article VI) to any lender or financing source to Worldspan or Buyer, in each case, without the consent of Carrier.

Section 9.09.        Notices.  Notices and other communications provided for herein shall be in writing (which shall include notice by facsimile transmission) and shall be delivered or mailed (or if by graphic scanning or other facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

If to Carrier:	Delta Air Lines, Inc.
1030 Delta Blvd., Dept. 738
Atlanta, GA 30320
Attention: Senior V.P., Sales and Distribution
Facsimile: 404-715-4066

with a copy to:	Delta Air Lines, Inc.
1030 Delta Blvd., Dept. 981
Atlanta, GA 30320
Attention: Senior V.P. and General Counsel
Facsimile: 404-715-2233

If to Worldspan:	Worldspan, L.P.
300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
Attention: Chief Executive Officer
Facsimile: 770-563-7878

with a copy to:	Worldspan, L.P.
300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
Attention: General Counsel
Facsimile: 770-563-7878

or to such other address as a party may from time to time designate in writing in accordance with this Section.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given when delivered if delivered by hand, when transmission confirmation is received if delivered by facsimile, three business days after mailing if mailed, and one business day after deposit with an overnight courier service if delivered by overnight courier.  Notwithstanding the foregoing, if a notice or other communication is actually received after 5:00 p.m. at the recipient’s designated address, such notice or other communication shall be deemed to have been given the later of (i) the next business day or (ii) the business day on which such notice or other communication is deemed to have been given pursuant to the immediately preceding sentence.

Section 9.10.        Audit Rights.  At the request of Carrier, Carrier shall have the right to have access, at all reasonable times upon reasonable prior notice during normal business hours, to audit and examine, and make copies or extracts of or from, the books, records and accounts of Worldspan in order to verify the accuracy of the calculation of any payments or other performance pursuant to this Agreement.  Such rights of access, audit and inspection shall terminate two years after the close of each Contract Year to which such payments or performance relate.

Section 9.11.        Dispute Resolution.  It is the intention of the parties to resolve all disputes, controversies, and claims relating to this Agreement (“Disputes”) in an amicable and business-like manner through informal discussion among themselves.  In the event that there is a Dispute between the parties that cannot be amicably resolved, then any party to the Dispute may initiate arbitration pursuant to the terms of the Second Master Arbitration Agreement dated the date hereof, to which Worldspan and Carrier are both parties (the “Master Arbitration Agreement”).  Subject to Section 7.03 and the equitable remedies set forth in Sections 5.02 and 5.03, all Disputes between the parties hereto arising out of or in connection with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this paragraph and any Disputes arising under the Annual Marketing Plan) shall, to the fullest extent permitted by law, be solely and finally settled by arbitration pursuant to the terms of the Master Arbitration Agreement.

Section 9.12.        No Presumption.  With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 9.13.        No Third-Party Beneficiaries.  This Agreement shall be for the benefit of the parties hereto and none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

DELTA AIR LINES, INC.		WORLDSPAN, L.P.

By:	/s/ M. Michele Burns	By:	/s/ Paul Blackney

Name:	M. Michele Burns	Name:	Paul Blackney

Title:	Executive Vice President and Chief Financial Officer	Title:	President

[Delta Marketing Support Agreement]

Exhibit 2.01 D

Annual Marketing Plan for Initial Contract Year

2003 Delta Marketing Agreement

Exhibit 2.01D

Revised 2/18/03

Payment Schedule
[**]

Growth Rates

[**]pts		[**]pts		[**] pts		[**] pts		[**] pts
$	[**]	$	[**]	$	[**]	$	[**]	$	[**]

• Strategic Accounts included in Market Share Calculation:

•      [**]

• [**]

• [**]

• [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

2

Payment Schedule
[**]

•          Targeted Accounts:

•              [**]

•          Payment metrics:

•              Incentive based on number of accounts successfully recontracted:

•          [**]

•              Incentive paid on the previous 12 month Worldspan bookings

•              A reconciliation will be performed at the end of the year and if actual booking production varies by greater than 10%:

•          Worldspan will pay carrier for the incremental bookings greater than 10% of original estimate (previous 12 month Worldspan bookings)

•          Carrier will reimburse Worldspan for the booking shortfall if greater than 10% of original estimate (previous 12 month Worldspan bookings)

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

3

Payment Schedule
Key Account Recontracts

•          Targeted Accounts:

•              See attached recontract target list

•              Targeted accounts producing greater than [**] annual bookings

•          Payment metrics:

•              Incentive based on percentage of targeted accounts successfully contracted

•              Incentive paid on the previous 12 month Worldspan bookings

•              A reconciliation will be performed at the end of the year and if actual booking production varies by greater than 10%:

•          Worldspan will pay carrier for the incremental bookings greater than 10% of original estimate (previous 12 month Worldspan bookings)

•          Carrier will reimburse Worldspan for the booking shortfall if greater than 10% of original estimate (previous 12 month Worldspan bookings)

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

4

Payment Schedule
Key Account Recontracts

•          Incentive Schedule:

Success Rate	[**]%		[**]%		[**]%		[**]%		[**]%
Incentive Rate	$	[**]	$	[**]	$	[**]	$	[**]	$	[**]

Example calculation:

•          [**]

•          [**]

•          [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

5

Payment Schedule
Key Account Conversions

•          Targeted Accounts:

•              See attached conversion target list

•              [**]

•          Payment metrics:

•              Incentive based on percentage of targeted accounts successfully contracted

•              Incentive paid on the estimated 12 month Worldspan bookings based on GDS booking reports or MIDT data

•              A reconciliation will be performed at the end of the year and if actual booking production varies by greater than 10%:

•          Worldspan will pay carrier for the incremental bookings greater than 10% of original estimate

•          Carrier will reimburse Worldspan for the booking shortfall if greater than 10% of original estimate

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

6

Payment Schedule
Key Account Conversions

•          Incentive Schedule:

Success Rate	[**]%		[**]%		[**]%		[**]%		[**]%
Incentive Rate	$	[**]	$	[**]	$	[**]	$	[**]	$	[**]

Example calculation:

•          [**]

•          [**]

•          [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

7

Exhibit 6.04

Business Travel Discount Program

Mainline

Booking Code	Domestic (Includes Domestic US, Canada, Puerto Rico & the US Virgin Islands)	International (Includes Transatlantic, Transpacific, Latin America, Mexico, Asia & Caribbean)
F	[**]%	[**]%
A	not applicable	not applicable
D	not applicable	not applicable
J	[**]%	[**]%
C	[**]%	[**]%
I	not applicable	not applicable
Y	[**]%	[**]%
B	[**]%	[**]%
M	[**]%	[**]%
H	[**]%	[**]%
Q	[**]%	[**]%
K	[**]%	[**]%
L	[**]%	not applicable
U	not applicable	not applicable
T	not applicable	not applicable

•              Discounted fare paid by Worldspan must be at least $50 (not including taxes)

•              No discounts applicable on FFY06 (F06 only)

•              F (F06) fares to be booked in A

•              [**]

•              L class discount is not permitted for international travel

•              I, U, T fare classes can only be discounted at the standard agency commission, where applicable.

RESERVATIONS & TICKET INFORMATION:

1.             Applicable routes – One-way or round-trip travel valid on published routings within the Delta system (domestic & international).  All travel must be via the routes of Delta in which Delta publishes economy class through fares.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

2.             Valid carrier –Delta and Delta Shuttle.  Excludes Delta Express, Delta Connection, Song and Delta designated code share flights.

3.             Reservations/Ticketing –Based on rules of fare purchased.  Seats are limited and fares may not be available on all flights or in all markets.  Tickets will be booked in inventory of fare purchased with the exception of F, F06, J and C fares which are booked as indicated above.

4.             Blackout dates –Based on rules of fare purchased.

5.             Minimum/maximum stay –Based on rules of fare purchased.

6.             SkyMiles –Ticket will accrue miles.

7.             Refund – Based on rules of fare purchased (administrative service charge may apply).

8.             Changes – Based on rules of fare purchased (administrative charge may apply).  Name changes are allowed at no fee.

9.             Stopovers/Open Jaw/Circle Trips – Based on rules of fare purchased.

10.           Fare Basis Code/Ticket Designator – (fare basis code of fare purchased)/PJ705.

11.           Denied boarding compensation – will only be given for involuntary denied boardings.  Passengers should not voluntarily offer their seats for compensation.

TERMS AND CONDITIONS:

1.             Tickets:  Tickets must be electronically ticketed by the Worldspan Ticket Fulfillment Center.  Tickets must be validated for travel on Delta Air Lines, Inc.  No commission may be earned on these tickets.

2.             Not Combinable:  The fares under this program may not be combined with or applied to other certificates/vouchers/awards, promotions, special offers including but not limited to upgrades, government fares, tour/travel packages, group fares, convention/company meetings fares, bereavement fares, companion fares, senior discounts, corporate agreements, student fares, child fares, around the world fares, travel industry discounts or any other unpublished programs.

3.             Taxes:  It is the ticketing agent’s responsibility to add all applicable surcharges, taxes, custom fees, or any other non U.S. tax to the fares stated herein.

4.             Schedules and fares:  Subject to change without notice.

5.             Protection for flight irregularities:  In the event of flight irregularities and/or cancellations, alternative flights may be available on Delta or other airlines in accordance with rule 240 (see g* rule 240).

6.             Miscellaneous:  Discounted fare paid by Worldspan must be at least $50 (not including taxes).  Terms and conditions of this program are as written and cannot be altered, modified or waived unless authorized by a corporate officer of Delta Air Lines, Inc.

Delta Connection Carriers/Delta Express/Song

[**].

•              Discounted fare paid by Worldspan must be at least $50 (not including taxes)

•              No discounts applicable on FFY06 (F06 only)

•              F (F06) fares to be booked in A

•              J and C fares to be booked in D to receive [**] (only full J and C fares governed by rules 2100, 5100, 7100 may be discounted).  [**].

•              L class discount is not permitted for international travel

•              I, U, T fares classes can only be discounted at the standard agency commission, where applicable

RESERVATIONS & TICKET INFORMATION:

1.             Applicable routes – One-way or round-trip travel valid on published Delta Connection carriers/Delta Express/Song routings within the DL system.  All travel must be via the routes of Delta Connection carriers/Delta Express/Song in which Delta Connection carriers/Delta Express/Song publishes economy class through fares.

2.             Valid carrier – Delta Connection carriers, Delta Express and Song only.

3.             Reservations/Ticketing – Based on rules of fare purchased.  Seats are limited and fares may not be available on all flights or in all markets.  Tickets will be booked in inventory of fare purchased with the exception of F, F06, J, and C fares which are booked as indicated above.

4.             Blackout dates – Based on rules of fare purchased.

5.             Minimum/maximum stay – Based on rules of fare purchased.

6.             SkyMiles – Tickets will accrue miles.

7.             Refund – Based on rules of fare purchased.

8.             Changes – Based on rules of fare purchased.  Name changes are allowed at no fee.

9.             Stopovers/Open Jaw/Circle Trips – Based on rules of fare purchased.

10.           Fare Basis Code/Ticket Designator – (fare basis code of fare purchased)/PJ705.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

11.           Denied boarding compensation – will only be given for involuntary denied boardings.  Passengers should not voluntarily offer their seats for compensation.

TERMS AND CONDITIONS:

1.             Tickets:  Tickets must be electronically ticketed by the Worldspan Ticket Fulfillment Center.  Tickets must be validated for travel on Delta Air Lines, Inc.  No commission may be earned on these tickets.

2.             Not Combinable:  This fare may not be combined with or applied to other certificates/vouchers/awards, promotions, special offers, including but not limited to upgrades, government fares, tour/travel packages, group fares, convention/company meetings fares, bereavement fares, companion fares, senior citizen discounts, corporate agreements, student fares, child fares, around the world fares, travel industry discounts or any other unpublished programs.

3.             Taxes:  It is the ticketing agent’s responsibility to add all applicable surcharges, taxes, custom fees, or any other non U.S. tax to the fares stated herein.

4.             Schedules and fares:  Subject to change without notice.

5.             Protection for flight irregularities:  In the event of flight irregularities and/or cancellations, alternative flights may be available on Delta or other airlines in accordance with rule 240 (see G* rule 240).

6.             Miscellaneous:  Discounted fare paid by Worldspan must be at least $50 (not including taxes).  Terms and conditions of this program are as written and cannot be altered, modified or waived unless authorized by a corporate officer of Delta Air Lines, Inc.

USA	DBA Name	Home IATA Number	Home Mkt	TTL Oppty Bookings	Delta Bookings	% DL
[**]	[**]	[**]	[**]	[**]	[**]	[**]

Upon mutual agreement of both parties, accounts may be added to the list as opportunities present themselves

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Latin America	DBA Name	Home IATA Number	Home Mkt	Country	TTL Oppty Bookings	Delta Bookings	% DL
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Upon mutual agreement of both parties, accounts may be added to the list as opportunities present themselves

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

USA	DBA Name	Home IATA Number	Home Mkt	TTL Oppty Bookings	Delta Bookings	% DL
[**]	[**]	[**]	[**]	[**]	[**]	[**]

Upon mutual agreement of both parties, accounts may be added to the list as opportunities present themselves

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Latin America	DBA Name	Home IATA Number	Home Mkt	Country	TTL Oppty Bookings	Delta Bookings	% DL
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Upon mutual agreement of both parties, accounts may be added to the list as opportunities present themselves

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

DELTA	Projected Success Rates
	[**]%		[**]%		[**]%		[**]%		[**]%
Recontracts	$	[**]	$	[**]	$	[**]	$	[**]	$	[**]
Conversions	$	[**]	$	[**]	$	[**]	$	[**]	$	[**]
Strategic Account Recontracts *		$—	$	[**]	$	[**]	$	[**]	$	[**]

	[**] pts		[**] pts		[**] pts		[**] pts		[**] pts
Strategic Account Market Share		$—	$	[**]	$	[**]	$	[**]	$	[**]
TOTAL	$	[**]	$	[**]	$	[**]	$	[**]	$	[**]

Strategic Account success at [**]% based on [**] accounts successfully recontracting

Strategic Account success at [**]% based on [**] accounts successfully recontracting

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.